EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	David T. Parker
Micron Technology, Inc.
(208) 368-4400
dtparker@micron.com <mailto:dtparker@micron.com>
Web site URL: www.micron.com

MICRON TECHNOLOGY ANNOUNCES COST REDUCTION INITIATIVES

Boise, ID, February 18, 2003, Micron Technology, Inc., (NYSE: MU) announced today a series of cost-reduction initiatives to further capitalize on the Company’s aggressive migration to .11 micron manufacturing process technology. The initiatives include increasing the Company’s focus on products utilizing its latest generation process technology and lowering costs and expenses.

To meet corporate goals intended to strengthen the Company, reduce costs, and position the Company for growth and profitability, the following actions are planned:

- Increasing focus on products strategically aligned to utilize Micron’s leading-edge process technology.

- Prioritizing Micron’s product portfolio to better emphasize those products with the greatest market opportunity.

- Aligning Micron’s cost structure with current market conditions.

- Reducing worldwide workforce levels by approximately 10%.

In commenting on the Company’s cost reduction measures, Micron’s Chief Executive Officer and President, Steve Appleton, said, “We remain committed to the long-term growth opportunities for our Company and our industry.  These actions will lower our cost structure, allow us to better focus our product portfolio, and continue to invest in new technology.”

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